SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                               June 20, 2000
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                    (Date of earliest event reported)



                            PBOC Holdings, Inc.
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          (Exact name of registrant as specified in its charter)


 Delaware                         0-24215                          33-0220233
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(State or other jurisdiction    (Commission                     (IRS Employer
       of incorporation)         File Number)              Identification No.)


5900 Wilshire Boulevard, Los Angeles, California                      90036
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(Addressof principal executive offices)                            (Zip Code)


                              (323) 954-6653
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           (Registrant's telephone number, including area code)


                              Not Applicable
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      (Former name or former address, if changed since last report)



ITEM 5.  OTHER EVENTS

    On June 20, 2000, PBOC Holdings, Inc. ("PBOC") announced that it formalized on-going plans to reduce interest rate risk, strengthen its lending infrastructure, and fill open positions on the Board of Directors at the request of the Office of Thrift Supervision ("OTS") through a voluntary supervisory agreement between the OTS and People's Bank of California (the "Bank"), a wholly-owned subsidiary of PBOC. PBOC reported that the Bank remains well capitalized and profitable. PBOC stated that the adoption of the supervisory agreement formalizes many of the steps PBOC has already taken to expand and strengthen its lending programs, particularly in the consumer and commercial areas. PBOC believes that the Bank is in substantial compliance with the terms of the supervisory agreement, and that the agreement will not adversely affect its pending applications to convert from a federally chartered savings bank to a state chartered commercial bank. For additional information, reference is made to the press release dated June 20, 2000 filed as Exhibit 99.1 hereto and is incorporated by reference herein in its entirety.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Not applicable.

    (b)  Not applicable.

    (c)  The following exhibit is filed with this report:


         Exhibit Number                     Description
         --------------                     -----------



         99.1                     Press Release, dated June 20, 2000





















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                                 SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PBOC HOLDINGS, INC.



Date: July 6, 2000                     By:  /s/ J. Michael Holmes
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                                            J. Michael Holmes
                                            Senior Executive Vice President
                                            and Chief Financial Officer























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